EXHIBIT 10.14
AGREEMENT

between

CSEM Centre Suisse d’Electronique et de Microtechnique SA
Jaquet-Droz 1, 2007 Neuchâtel, Switzerland
having an regional office at Untere Gründlistrasse 1, CH-6055 Alpnach Dorf, Switzerland represented by: Dr Ulrich Claessen

hereafter referred to as “CSEM”

and

OSMOTEX A/S
Solheimsgaten 16A, 5058 Bergen Norway

represented by: Mr. Breistein

hereafter referred to as “OSMOTEX”

whereby the parties to this Agreement are also hereinafter collectively referred to as “the Parties” or individually as “the Party”.

Preamble

OSMOTEX has developed a method for pumping liquids based on electrokinetic effects and requiring only small voltages. Seeking to utilize the principle for microfluidic systems, OSMOTEX contacted CSEM in January 2004 in order to miniaturize the pumping system. OSMOTEX at that point was attracted by CSEM’s expertise in microfluidics and microfabrication. In a first project towards the end of 2004 a functional model of a microfluidic pump based on OSMOTEX’ principle could be demonstrated. Simulation and design of the system were done at CSEM in Alpnach with input from OSMOTEX, the components were microfabricated at CSEM in Neuchâtel, and the final system was assembled using microbeads as active elements at CSEM in Alpnach. The final testing of the assembled systems was done at CSEM’s microfluidic laboratory in Alpnach in a combined effort by employees from OSMOTEX and CSEM. In a second, currently running project, improved, completely microfabricated microfluidic pumps are being elaborated. Again simulation, design, fabrication, and characterization are being conducted at CSEM with active input from OSMOTEX. In the long run, OSMOTEX plans to establish its R&D activities in Central Switzerland by founding a Swiss branch of OSMOTEX in close vicinity to CSEM in Alpnach. In a first phase OSMOTEX would now like to intensify the collaboration with CSEM by renting office space and laboratory usage at CSEM in Alpnach for two people starting September 5, 2005. OSMOTEX will require usage of the chemistry and microfluidic/microscopy laboratory in Alpnach, as well as R&D support.

1.    Purpose of the Agreement

The purpose of this Agreement is to define the conditions under which CSEM shall provide services and support to OSMOTEX in the field of microfluidic and microfabrication.

CSEM’s services are divided into the following categories

•	Office space in Alpnach for two employees of OSMOTEC

•	Laboratory usage in Alpnach

•	Basic assistance to office and laboratory usage in Alpnach

•	R&D support and microfabrication

2.    Office space in Alpnach for two staff members of OSMOTEC

2.1    Description

CSEM will make available to two staff members of OSMOTEC (Mr. Trond Heldal and Mr. Tormod Volden) the following items:

a)	12 square meters office space within CSEM’s 4th floor office in Alpnach
b)	Two office units, each including desk, drawer unit, open shelf high, lockable shelf low, telephone unit, internet connection
c)	Cafeteria usage including free drinks and sweets
d)	Meeting room usage by signing into list
e)	Joint use of CSEM’s parking area outside of the building for up to two cars.

2.2    Conditions

Each of OSMOTEX’s concerned staff members must sign a specific non-disclosure and non-use agreement in order to protect all confidential information of CSEM which they might obtained in any form during their stay at CSEM’s premises.

Osmotex’s staff members are required to follow security regulations imposed by CSEM. Currently these include

-	Activation of the Windows XP firewall on all computers connected to the CSEM network;
-	Keeping all Windows safety patches updated on all computers connected to the CSEM network;
-	Installing and maintaining a current virus scanner on all computers;
-	Not providing any web services (FTP, mail, http, IRC, file sharing, peer-to-peer networks, ...) on computers connected to the CSEM network;
-	Installation of wireless LAN hardware only in accordance with CSEM;
-
Ongoing information to the IT correspondent of CSEM, Div A, about OSMOTEX computers that can connect to the CSEM network including computer name, type, operating system, name and contact of responsible person.

Additionally Osmotex’s staff members are requested to use the internet connection only for usual business activities. Excessive data transactions are to be avoided.

CSEM may block internet usage for Osmotex’s staff members if these rules and guidelines are not followed.

2.3    Price

For the services described in Section 2.1, OSMOTEC shall pay CSEM the following lump sum plus VAT-tax to be paid additionally:

per person for a one (1) year period                    CHF 8’000

This lump sum includes the items according to Section 2.1 a) to e) and a cost contribution to infrastructure, maintenance such as cleaning, toilets, electricity and alarm system.
Not included are IT services, such as backups and maintenance as well as telephone bills for monthly connection and costs for calls.

3.    Laboratory Usage

3.1    Description

CSEM will allow the two concerned staff members of OSMOTEX as mentioned in Section 2 to work in CSEM’s laboratory:

-	Microfluldics/microscopy laboratory, including usage of light microscope, stereo microscope, image acquisition system
-
Chemistry laboratory usage, including usage of equipment (such as oven, flow hood, centrifuge, pH-meter, conductometer, scales), consurnables (such as ultra pure water, PDMS, basic chemicals, glassware, pipette tips, cotton swabs), and storage space (such as refrigerator, desiccator, chemical cabinet). Special chemicals will have to be acquired by Osmotex.

3.2    Conditions

-	Scheduling of CSEM’s Laboratories shall be done to Mr. Janko Auerswald one week in advance.

-
OSMOTEX, respectively its staff members, will use CSEM’s Laboratories at its own risks and will be responsible for sufficient health and accident insurance covering its staff members working in the premises of CSEM.

-	OSMOTEX warrants that its staff members who will perform work in CSEM’s Laboratories are appropriately skilled and qualified for the tasks assigned.

-	Usage of chemicals within CSEM localities not provided by CSEM must be in agreement with CSEM’s responsible for chemicals in Alpnach (Mr. Thomas Stöckli).

3.3    Price

For the laboratory usage as described in Section 3.1, OSMOTEC shall pay CSEM the following lump sum plus VAT-tax to be paid additionally:

For a one (1) year period but not exceeding 500 hours                CHF 6’000

4.    Basic Assistance

4.1    Description

CSEM will provide at OSMOTEX’s staff members request

-	assistance regarding basic questions about laboratory usage and introduction to equipment
-	ordering of equipment and consumables

4.2    Conditions

-	All orders of chemicals and chemical laboratory supplies must be done in writing using the existing form through Mr. Thomas Stockli.
-	Orders of other items should be done by Osmotex directly, and can be assisted by Mr. René Imboden, if requested by Osmotex.

4.3    Price

For basic assistance as described in Section 4.1, OSMOTEC shall pay CSEM the following lump sum plus VAT-tax to be paid additionally:

For a one (1) year period but not exceeding 60 hours/year CHF 13’000

5.    R&D support

CSEM will provide at OSMOTEX’s request

a)	Contribution to Discussions and assistance in experiments
On an hourly basis at CHF 220 / hour

b)	Fabrication of components at Comlab or CSEM mechanical workshop
Based on separate offers and purchase orders

6.    Payment terms

CSEM will bill the prices in

Section 2.3 (CHF 16’000 for two staff members)
Section 3.3 (CHF 6’000 for 12 months)
Section 4.3 (CHF 13’000 for 12 months)

for a total annual amount of CHF 35’000 on a monthly basis of CHF 2’916. plus VAT.

R&D support according to Section 5 will be billed separately at the beginning of each month for the precedent month.

Prices for fabrication of components according to Section 5 shall be paid 50% after ordering and 50°% upon completion of fabrication.

OSMOTEC shall pay CSEM’s invoices at 30 days net from the date of the invoice.

7.    Term and termination

This Agreement shall become effective upon date of signature and shall be valid for one (1) year period starting September 1st, 2005.

This Agreement shall be automatically renewed for additional successive one (1) year periods, unless written notice of non-renewal is received by the other Party no less than three (3) months prior to the expiration of the then current term.

8.    Modifications

This Agreement contains the entire agreement between the Parties concerning the subject matter, and supersedes any prior oral or written agreements between them concerning such subject matter. This Agreement may not be modified, altered or amended except by an instrument in writing signed by both Parties.

9.    Applicable law and jurisdiction

This Agreement shall in all respects be governed by and interpreted according to the laws of Switzerland.

The place of jurisdiction shall be Neuchâtel, Switzerland.

Prior to initiating litigation, the parties shall make a good faith attempt to resolve their dispute via mediation and commit to attending at least one mediation session, provided, however, that either party reserves the right to initiate court proceedings at any time.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed in duplicate originals by their duly authorized representatives on the respective dates entered below.

For CSEM Centre Suisse d’Electronique et de Microtechnique SA

Date : 5/5/2005            /s/ U. Claessen                 /s/ _____________________

For OSMOTEX            /s/ Rag T. Breistein

Date: 6/9/2005